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                                                                    EXHIBIT 21.1

                            LISTING OF SUBSIDIARIES

                                                                Country, State
                                                                or Province
                                                                of Incorporation
                                                                ----------------

Metallurg International Resources, LLC                          Delaware
Shieldalloy Metallurgical Corporation                           Delaware
Metallurg Services, Inc.                                        New York
MIR (China), Inc. (dormant)                                     Delaware
Metallurg (Canada) Limited                                      Quebec, Canada
Metallurg Holdings Corporation                                  New York
    Elektrowerk Weisweiller GmbH                                Germany
    Metallurg Europe Limited                                    England
        London & Scandinavian Metallurgical Co Limited          England
            S. A. Vickers Limited (dormant)                     England
            H. M. I. Limited (dormant)                          England
            Metal Alloys (South Wales) Limited (dormant)        England
            Metalloys Limited (dormant)                         England
            The Aluminium Powder Company Limited                England
                Alpoco Developments Limited (dormant)           England
                Benda-Lutz-Alpoco Sp.zo.o.                      Poland
            M & A Powders Limited (dormant)                     England
            Hydelko AS                                          Norway
        Metallurg South Africa (Pty.) Limited                   South Africa
            W.T. Mines Limited (dormant)                        South Africa
            Stand 359 Wadeville Extension 4 (Pty.) Limited      South Africa
            Reframet Installations (Pty.) Limited               South Africa
            Natal Foundry Suppliers (Pty.) Limited              South Africa
        Companhia Industrial Fluminense                         Brazil
    Turk Maadin Sirketi                                         Turkey
        Oren Madencilik (dormant)                               Turkey
    Metallurg (Far East) Limited                                Japan
    Metallurg Mexico S. A. de C. V.                             Mexico
    Metallurg Servicios S de RL de CV                           Mexico
    Caribbean Metals & Alloys Limited (dormant)                 Jersey, CI
    Brandau y Cia S. A. (dormant)                               Spain
    Aleaciones Metalurgicas Venezolanas  C. A.  (dormant)       Venezuela

Notes

Dormant subsidiaries have no operations.

As at March 27, 2003